EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below (the “Parties”) agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, dated October 10, 2018 (and including any further amendments thereto), with respect to common stock, no par value (the “Common Stock”), of EMCORE Corporation, a New Jersey corporation. This Joint Filing Agreement shall be filed as an Exhibit to the Statement on Schedule 13D, dated October 10, 2018, filed by the Parties.

Dated: October 10, 2018

NORTHERN RIGHT CAPITAL MANAGEMENT, L.P.

By:	BC Advisors, LLC, its general partner

By:	/s/ Matthew Drapkin
Name: Matthew Drapkin
Title: Managing Member

NORTHERN RIGHT CAPITAL (QP), L.P.

By:	Northern Right Capital Management, L.P., its general partner

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew Drapkin
Name: Matthew Drapkin
Title: Managing Member

BC ADVISORS, LLC

By:	/s/ Matthew Drapkin
Name: Matthew Drapkin
Title: Managing Member

MATTHEW A. DRAPKIN

/s/ Matthew Drapkin